      As filed with the Securities and Exchange Commission on May 26, 1999

                                                     Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                             ----------------------

                        WILSONS THE LEATHER EXPERTS INC.
             (Exact name of Registrant as specified in its charter)

                Minnesota                                   41-1839933
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                   Identification No.)

         7401 Boone Avenue North                              55428
         Brooklyn Park, Minnesota                           (Zip Code)
 (Address of principal executive offices)

                        WILSONS THE LEATHER EXPERTS INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 David L. Rogers
                                    President
                        Wilsons The Leather Experts Inc.
                             7401 Boone Avenue North
                         Brooklyn Park, Minnesota 55428
                     (Name and address of agent for service)
                                 (612) 391-4000
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                      Proposed
   Title of           Amount          maximum         Proposed maximum       Amount of
 securities to         to be       offering price    aggregate offering     registration
 be registered      registered     per share (1)          price (1)             fee
============================================================================================
 Common Stock,        250,000
$.01 par value        shares           $ 11.03125          $ 2,757,813          $ 767
============================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(i) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant's Common Stock as quoted on the Nasdaq National Market on May 20, 1999.

================================================================================

                        WILSONS THE LEATHER EXPERTS INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents of Wilsons The Leather Experts Inc. ("we," "our" or "us") filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (File No. 000-21543), are, as of their respective dates, incorporated in this registration statement by reference and made a part hereof:

     1. Our latest annual report on Form 10-K (which incorporates by reference certain portions of our definitive notice and proxy statement for our latest Annual Meeting of Shareholders) filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     2. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our annual report on Form 10-K referred to in (1) above.

     3. The description of our common stock which is contained in the registration statement on Form 8-A filed on April 21, 1997 (and declared effective on May 27, 1997) under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all of the shares of common stock offered have been sold or which deregisters all shares of the common stock then remaining unsold will be deemed to be incorporated by reference in and a part of this registration statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Under Article V of our By-laws, we indemnify our directors and officers to the extent permitted by Minnesota Statutes Section 302A.521. Section 302A.521 requires us to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to us, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlement, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person:

          o has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

          o    acted in good faith;

          o received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director;

          o in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

          o in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in our best interests, or in the case of performance by a director, officer, employee or agent of ours as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to our best interests.

In addition, Section 302A.521, subd. 3 requires payment by us, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

     We also maintain a director and officer insurance policy to cover us, our directors and our officers against certain liabilities.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

         Exhibit                 Description
         -------                 -----------

           4.1      Specimen of Common Stock certificate.(1)

           4.2      Underwriter Warrants.(2)

           4.3 Indenture dated as of August 18, 1997, by and among Wilsons The Leather Experts Inc., the other corporations listed on the signature pages thereof, and Norwest Bank Minnesota, National Association, including specimen certificate of 11 1/4% Series A Senior Notes due 2004 and specimen certificate of 11 1/4% Series B Senior Notes due 2004.(3)

           4.4 Purchase Agreement dated as of August 14, 1997, by and among Wilsons The Leather Experts Inc., the Subsidiary Guarantors party thereto, and BancAmerica Securities, Inc. (4)

           4.5 Registration Rights Agreement dated as of May 25, 1996, by and among CVS New York, Inc., Wilsons The Leather Experts Inc., the Managers Listed on the Signature Pages thereto, Leather Investors Limited Partnership I and the Partners Listed on the Signature Pages thereto.(5)

           5.1 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

           10.1     Wilsons The Leather Experts Inc. Employee Stock Purchase
                    Plan.(6)

           23.1     Consent of Arthur Andersen LLP.

           23.2     Consent of KPMG Peat Marwick LLP.

           23.3 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5.1 to this registration statement.

           24.1     Powers of Attorney.

-------------------
(1) Incorporated herein by reference to the same numbered exhibit to Amendment No. 1 to our registration statement on Form S-1 (Registration No. 333-13967) filed with the SEC on December 24, 1996.

(2) Incorporated herein by reference to Exhibit 4.4 to our registration statement on Form S-4 (Registration No. 333-37055) filed with the SEC on October 2, 1997.

(3) Incorporated herein by reference to Exhibit 10.3 to our quarterly report on Form 10-Q for the quarter ended August 2, 1997 filed with the SEC (File No. 000-21543).

(4) Incorporated herein by reference to Exhibit 10.4 to our quarterly report on Form 10-Q for the quarter ended August 2, 1997 filed with the SEC (File No. 000-21543).

(5) Incorporated herein by reference to Exhibit 4.8 to our registration statement on Form S-1 (Registration No. 333-13967) filed with the SEC on October 11, 1996.

(6) Incorporated herein by reference to Exhibit A to our 1999 Definitive Proxy Statement on Schedule 14A (File No. 000-21543).

Item 9. Undertakings.

     A. We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on May 26, 1999.

                                       WILSONS THE LEATHER EXPERTS INC.

                                       By            *
                                         -------------------------------------
                                         Joel N. Waller
                                         Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 26, 1999.

          Signature                                       Title
          ---------                                       -----

              * Chairman of the Board of Directors and Chief --------------------------- Executive Officer (Principal Executive Officer)
       Joel N. Waller

    /s/ Douglas J. Treff    Vice President, Finance and Chief Financial Officer
--------------------------- (Principal Financial and Accounting Officer)
      Douglas J. Treff

       Lyle Berman          )
    Thomas J. Brosig        )
     Gary Crittenden        )
     Morris Goldfarb        )  Board of Directors*
    Marvin Goldstein        )
     David L. Rogers        )
     Joel N. Waller         )

---------------
* Douglas J. Treff, by signing his name hereto, does hereby sign this document on behalf of each of our above-named officers and/or directors pursuant to powers of attorney duly executed by such persons.

                                       By      /s/ Douglas J. Treff
                                         -------------------------------------
                                         Douglas J. Treff, Attorney-in-fact

                                INDEX TO EXHIBITS

                                                                                                       Method
   Exhibit                                       Description                                          of Filing
   -------                                       -----------                                          ---------
                                                                                                    Incorporated by
     4.1             Specimen of Common Stock certificate.(1).................................      Reference

                                                                                                    Incorporated by
     4.2             Form of Underwriter Warrants.(2).........................................      Reference

     4.3             Indenture dated as of August 18, 1997, by and among Wilsons The Leather
                     Experts Inc., the other corporations listed on the signature pages thereof, and Norwest Bank Minnesota, National Association, including
                     specimen certificate of 11 1/4% Series A Senior Notes due 2004 and specimen    Incorporated by
                     certificate of 11 1/4% Series B Senior Notes due 2004.(3)...................   Reference

     4.4             Purchase Agreement dated as of August 14, 1997, by and among Wilsons The
                     Leather Experts Inc., the Subsidiary Guarantors party thereto, and             Incorporated by
                     BancAmerica Securities, Inc.(4).............................................   Reference

     4.5             Registration Rights Agreement dated as of May 25, 1996, by and among CVS
                     New York, Inc., Wilsons The Leather Experts Inc., the Managers Listed on
                     the Signature Pages thereto, Leather Investors Limited Partnership I and       Incorporated by
                     the Partners Listed on the Signature Pages thereto.(5)......................   Reference

     5.1             Opinion of Faegre & Benson LLP as to the legality of the shares being          Electronic
                     registered..................................................................   Transmission

                                                                                                    Incorporated by
    10.1             Wilsons The Leather Experts Inc. Employee Stock Purchase Plan.(6)...........   Reference

                                                                                                    Electronic
    23.1             Consent of Arthur Andersen LLP..............................................   Transmission

                                                                                                    Electronic
    23.2             Consent of KPMG Peat Marwick LLP............................................   Transmission

    23.3             Consent of Faegre & Benson LLP is contained in its opinion filed as
                     Exhibit 5.1 to this registration statement.
                                                                                                    Electronic
    24.1             Powers of Attorney..........................................................   Transmission

--------------------
(1) Incorporated herein by reference to the same numbered exhibit to Amendment No. 1 to our registration statement on Form S-1 (Registration No. 333-13967) filed with the SEC on December 24, 1996.

(2) Incorporated herein by reference to Exhibit 4.4 to our registration statement on Form S-4 (Registration No. 333-37055) filed with the SEC on October 2, 1997.

(3) Incorporated herein by reference to Exhibit 10.3 to our quarterly report on Form 10-Q for the quarter ended August 2, 1997 filed with the SEC (File No. 000-21543).

(4) Incorporated herein by reference to Exhibit 10.4 to our quarterly report on Form 10-Q for the quarter ended August 2, 1997 filed with the SEC (File No. 000-21543).

(5) Incorporated herein by reference to Exhibit 4.8 to our registration statement on Form S-1 (Registration No. 333-13967) filed with the SEC on October 11, 1996.

(6) Incorporated herein by reference to Exhibit A to our 1999 Definitive Proxy Statement on Schedule 14A (File No. 000-21543).